UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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☐	Soliciting Material Pursuant to Section 240.14a-12

SHUTTERFLY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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December 7, 2015

Dear Fellow Shutterfly Stockholder:

Our records indicate that you have not yet voted your shares for our 2015 special meeting of stockholders, which is only days away. Whether or not you plan to attend the meeting, we urge you to cast your vote using the enclosed duplicate proxy today.

At the Special Stockholder meeting, scheduled for December 18, 2015, stockholders are being asked to approve the 2015 Equity Incentive Plan (the “2015 Plan”). If stockholders do not approve the 2015 Plan, the Board believes the Company will be at a competitive disadvantage within our industry.

As detailed in the proxy statement previously mailed to you, your Board of Directors has unanimously approved the 2015 Plan and recommends that Shutterfly stockholders vote FOR the proposal.

Some key factors that influenced the Shutterfly Board’s unanimous decision to approve the

2015 Plan:

•	the Bay Area technology market in which we operate is highly competitive for talent at all levels of our organization. Equity compensation is a critical component of our compensation program; and
•	the 2015 Plan is essential to our success and in motivating executives and other employees to strive to enhance our growth and profitability.

YOUR VOTE IS IMPORTANT!

We urge all stockholders, even former stockholders who held shares as of the record date for the special stockholders’ meeting, November 17, 2015, but may have since sold their shares, to take a moment now to vote their proxy in favor the proposal.

PLEASE VOTE TODAY!

We hope that we can count on your support for the proposed 2015 Plan. If you have any questions, need assistance in voting your shares, or need another copy of our proxy statement, please contact our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885.

Thank you in advance for your support. Sincerely,

Jeffrey T. Housenbold

President and Chief Executive

 If you have questions or need assistance voting your shares please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885